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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the accompanying registration statement (Form S-4) of Simon Property Group, L.P. for the registration of $500 million of unsecured notes and to the incorporation by reference herein of our reports dated February 6, 2003 (except for Note 15, as to which the date is June 11, 2003) with respect to the consolidated financial statements of Simon Property Group, L.P. and the combined financial statements of Simon Property Group, Inc. for the year ended December 31, 2002, included in the Form 8-K of Simon Property Group, L.P. and the Form 8-K of Simon Property Group, Inc., filed with the Securities and Exchange Commission on June 12, 2003, and our reports dated February 6, 2003 with respect to the related financial statement schedules of Simon Property Group, L.P. and Simon Property Group, Inc. included in their Annual Reports (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana June 11, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS